EXHIBIT 23.1

                       Consent of Independent Accountants

      We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-15187 and 333-56189) and the Prospectuses constituting part of the Registration Statements on Form S-3 (File Nos. 333-44881 and 333-69067) of our report dated February 5, 1999, which appears on page 43 of Triangle Pharmaceuticals, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1998.


/s/ PricewaterhouseCoopers LLP

Raleigh, North Carolina
March 16, 1999